UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 1, 2017, TransDigm Group Incorporated ("the Company") conducted its Annual Meeting of Stockholders. At the meeting, Messrs. William Dries, Mervin Dunn, Michael Graff, Sean Hennessy, W. Nicholas Howley, Raymond Laubenthal, Douglas Peacock, Robert Small and John Staer were re-elected as directors of the Company. In addition, the stockholders, in an advisory vote, approved the compensation paid by the Company to its named executive officers; and ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2017. Finally, also in an advisory vote, stockholders, by a plurality, approved holding an advisory vote on the compensation paid by the Company to its named executive officers annually. The details of the vote are set forth below:
Proposal 1 – Election of Directors:

	FOR	WITHHELD
William Dries	46,502,925	988,040
Mervin Dunn	45,163,089	2,327,876
Michael Graff	46,688,960	802,005
Sean P. Hennessy	46,891,010	599,955
W. Nicholas Howley	46,721,655	769,310
Raymond F. Laubenthal	46,901,008	589,957
Douglas W. Peacock	46,836,037	654,928
Robert J. Small	46,927,896	563,069
John Staer	46,508,633	982,332
Proposal 2 – To conduct an advisory vote on compensation paid to the Company’s named executive officers:

FOR	45,208,524
AGAINST	2,059,057
ABSTAIN	223,384
BROKER NON-VOTES	1,751,802
Proposal 3 – To conduct an advisory vote on how often to conduct an advisory vote on compensation paid to the Company’s named executive officers:

1 YEAR	31,525,249
2 YEARS	52,687
3 YEARS	11,843,296
ABSTAIN	4,069,650
Proposal 4 – To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2017:

FOR	48,760,035
AGAINST	272,608
ABSTAIN	210,124
No other matters were brought before stockholders for a vote at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer
Dated:  March 2, 2017